Exhibit 4.4

JOINDER AGREEMENT

$215,000,000 of 8.00% Senior Notes due 2018

WHEREAS, CPI International Acquisition, Inc., CPI International Holding Corp. and UBS Securities LLC on behalf of the Initial Purchasers (the “Representative”) heretofore executed and delivered a Purchase Agreement, dated February 3, 2011 (the “Purchase Agreement”) and a Registration Rights Agreement, dated February 11, 2011 (the “Registration Rights Agreement”) related to the issuance and sale of the Securities (as defined therein); and

WHEREAS, as a condition to the consummation of the offering of the Securities, and each Guarantor (as defined in the Purchase Agreement), that was originally not a party thereto, has agreed to join in the Purchase Agreement and Registration Rights Agreement as of the effective time of the Merger.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, each Guarantor hereby agrees for the benefit of the Initial Purchasers, as follows:

1.             Joinder.  Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement, the Registration Rights Agreement and all other documents it deems fit to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Purchase Agreement and Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to a Guarantor in the Purchase Agreement and Registration Rights Agreement as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Purchase Agreement and Registration Rights Agreement.

2.             Representations and Warranties and Agreements.  Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that (i) it has all the requisite corporate, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under this Joinder Agreement, (ii) this Joinder Agreement has been duly authorized, executed and delivered and that the consummation of the transaction contemplated hereby has been duly and validly authorized, (iii) this Joinder Agreement constitutes a valid and legally binding agreement of each of the undersigned and enforceable against each of the undersigned in accordance with its terms, except to the extent as such enforceability may be limited by the Bankruptcy Exceptions and (iv) the representations, warranties and covenants set forth in Section 5 of the Purchase Agreement are true and correct on and as of the Closing Date.

3.             Counterparts.  This Joinder Agreement may be executed in two or more counterparts each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

4.             Amendments.  No amendment, modification or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties thereto.

5.             Headings.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Joinder Agreement.

6.             CONSTRUCTION.  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

[Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this agreement this 11th day of February, 2011.

COMMUNICATIONS & POWER INDUSTRIES LLC, as Guarantor

By:	/s/ Joel A. Littman
Name:	Joel A. Littman
Title:	Chief Financial Officer, Treasurer and Secretary

CPI ECONCO DIVISION, as Guarantor

By:	/s/ Joel A. Littman
Name:	Joel A. Littman
Title:	Secretary and Treasurer

CPI SUBSIDIARY HOLDINGS LLC, as Guarantor

By:	Communications & Power Industries, LLC, its sole member

By:	/s/ Joel A. Littman
Name:	Joel A. Littman
Title:	Chief Financial Officer, Treasurer and Secretary

CPI MALIBU DIVISION, as Guarantor

By:	/s/ Joel A. Littman
Name:	Joel A. Littman
Title:	Secretary and Chief Financial Officer

COMMUNICATIONS & POWER INDUSTRIES INTERNATIONAL INC.,
as Guarantor

By:	/s/ Joel A. Littman
Name:	Joel A. Littman
Title:	Secretary

COMMUNICATIONS & POWER INDUSTRIES ASIA INC., as Guarantor

By:	/s/ Joel A. Littman
Name:	Joel A. Littman
Title:	Secretary and Treasurer